UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

THE MEDICAL EXCHANGE INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	71-0915825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 8 th Street Saskatoon, Saskatchewan Canada S7N 0S9
(Address of principal executive offices, including Zip Code)

(306) 880-1627
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On June 19, 2006, pursuant to share purchase agreements, The Medical Exchange Inc. (the "Company") issued to 11 institutional and private investors an aggregate of 8,037,500 shares (the “New Shares”) of common stock, par value $0.001 per share (hereinafter the “Common Stock”), for aggregate gross consideration to the Company of $80,375.

The New Shares that were issued represent approximately 79% of the Common Stock issued and outstanding following the placement. Following the issuance of these shares, there are in the aggregate 10,150,000 shares of Common Stock issued and outstanding.

Purchasers of up to 3,650,000 shares of the New Shares have been granted pre-emption rights to participate in any future private placement of Common Stock, pro-rata to their holdings of New Shares, except for certain specified types of transactions involving issuances to employees and service providers, strategic investors, and issuances upon the exercise of existing options and warrants and upon conversion of outstanding debt; provided that such preemption right continues so long as such purchaser holds at least 100,000 New Shares. In addition, except for specified permitted amounts, all purchasers have agreed that that they will not sell or otherwise dispose of on any New Shares without the prior consent of the Company (which consent the Company agreed to not unreasonably withhold). In the event that the Company grants consent to transfer to one or more purchasers, then each other purchaser will be entitled to sell or otherwise dispose of New Shares held by it in an amount that is roughly equivalent to (on a percentage basis) the amount consented to.

The new shares were issued in a private placement pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

On June 17, 2006, Ms. Irit Reiner was elected to serve as a director of the Company. Ms. Reiner was requested to serve as a director of the Company at the request of one of the purchasers of the New Shares. During the two years immediately preceding Ms. Reiner’s election there has been no transaction and there is no proposed transaction to which the Company is a party in which Ms. Reiner or any member of her immediate family has a direct or indirect material interest.

On June 17, 2006, Mr. Xiang Chen, resigned from the position of director of the Company, effective immediately. On June 17, 2006, Ms. Zhiying Zhao, a director and President of the Company, gave notice of his resignation from all position held with the Company, such resignation to become effective on the close of business on the 10th day following the filing of the information statement pursuant to Section 14F-1 of The Securities and Exchange Act of 1934, as amended, relating to the appointment of Ms. Reiner. Neither Ms. Zhao nor Mr. Chen resigned because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1. Form of Share Purchase Agreement dated as of June 19, 2006 between The Medical Exchange Inc. and certain investors.

10.2 Form of Share Purchase Agreement dated as of June 19, 2006 between The Medical Exchange Inc. and certain investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2006	/s/ Zhiying Zhao
Name: Zihiying Zhao
Title: President, Secretary and Treasurer